United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2012

ISECURETRAC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787

(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 3, 2012, the Board of Directors of iSecuretrac Corp. (the “Company”) has appointed Lincoln D. Zehr, CPA, as the Chief Executive Officer of the Company. Mr. Zehr had been appointed as interim President and Chief Executive Officer of the Company on December 19, 2011 filling the vacancy created by the resignation of Peter A. Michel on that date. Mr. Zehr, 48, also served the Company as its Chief Financial Officer and Secretary since February 1, 2008. He no longer serves in either of those capacities. Prior to joining the Company, Mr. Zehr worked for approximately 12 years for MDS, Inc. in several controllership positions as well as Director of Finance for the MDS Pharma Services division. Prior to MDS, Mr. Zehr worked in public accounting for nine years with Baird, Kurtz & Dobson in Lincoln, Nebraska.

The Board of Directors has appointed Kim Reed, 37, as the Vice President of Finance and Secretary of the Company, effective February 3, 2012. In such capacity, Ms. Reed will act as the Company’s principal financial officer. Ms. Reed joined the Company in March 2004 and has been the Company’s Controller since June 1, 2004. Ms. Reed earned a Bachelor of Accountancy degree from the University of North Dakota in 1997.

There are no family relationships between Mr. Zehr or Ms. Reed and any director or other executive officer of the Company and they were not selected by the Board of Directors to serve as the Company’s Chief Executive Officer and Vice President of Finance, respectively, pursuant to any arrangement or understanding with any person.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Lincoln Zehr
Lincoln Zehr, Chief Executive Officer

February 9, 2012

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